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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

RUBICON TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

RUBICON TECHNOLOGIES, INC.

335 MADISON AVENUE, 4TH FLOOR, NEW YORK, NY 10017

SUPPLEMENT TO THE PROXY STATEMENT DATED MAY 1, 2023

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 8, 2023

Explanatory Note

This supplement (the “Supplement”) is for the definitive proxy statement furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Rubicon Technologies, Inc., a Delaware corporation (the “Company”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 1, 2023 (the “2023 Proxy Statement”). The 2023 Proxy Statement was filed in connection with the Company’s Annual Meeting of Stockholders to be held on June 8, 2023, and at any adjournment or postponement thereof (the “Meeting”).

This Supplement clarifies certain disclosures in the 2023 Proxy Statement on the voting requirements for, and the effect of abstentions and broker non-votes on: (a) “SEPA Proposal: To approve (i) the issuance of up to $200.0 million in shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of Rubicon Technologies, Inc. (“Rubicon”) to YA II PN, Ltd. (the “Yorkville Investor”), from time to time, pursuant to the Standby Equity Purchase Agreement, dated as of August 31, 2022, entered into by and between Rubicon and the Yorkville Investor (the “SEPA”), until the earlier of September 1, 2025 (the first day of the month next following the 36-month anniversary of the SEPA or the date on which the facility has been fully utilized), and (ii) issuance of up to 200,000 shares of Class A Common Stock to the Yorkville Investor as an initial commitment fee” (“Proposal 3”); and (b) “Reverse Stock Split Proposal: To grant discretionary authority to our board of directors to (i) amend our certificate of incorporation (the “Charter”) to effect a reverse stock split (the “Reverse Stock Split”) of our outstanding shares of Class A Common Stock; and (ii) effect the Reverse Stock Split, if at all, within one year of the date the proposal is approved by stockholders.” (“Proposal 4”).

The vote required to approve Proposal 3, the SEPA Proposal, is the affirmative vote of the holders of a majority of the voting power of the shares of our common stock entitled to vote on the proposal that are present, in person via remote communication, or represented by proxy at the Annual Meeting and are voted for or against the proposal. Abstentions are not considered votes for or against this proposal, and thus, will have no effect on the outcome of this proposal. Broker non-votes will also have no effect on the outcome of this proposal.

The vote required to approve Proposal 4, the Reversal Stock Split Proposal, is the affirmative vote of the holders of a majority of the issued and outstanding shares of our common stock entitled to vote on the proposal. Abstentions will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will also have no effect on the outcome of this proposal.

Supplement to 2023 Proxy Statement

Supplement No. 1:

The “What is the vote required for each proposal? What is the effect of abstentions and broker non-votes?” subsection of the “Questions and Answers About the Meeting” section on page 5 is hereby revised in its entirety to read as follows:

Q:	What is the vote required for each proposal? What is the effect of abstentions and broker non-votes?

A:	The votes required to approve each proposal are as follows:

Proposal	Vote Needed for Approval and Effect of Abstentions and Broker Non-Votes

Proposal One

The election of Barry Caldwell, Paula Henderson, and Philip Rodoni as Class I directors to serve for a term of three years or until such director’s successor is duly elected and qualified.

Our bylaws state that, to be elected, a nominee must receive a plurality of the votes cast. “Plurality” means that the individuals who receive the highest number of votes cast “FOR” are elected as directors. As a result, any shares not voted “FOR” a particular nominee (whether as a result of withholding a vote or a broker non-vote) will have no effect on the outcome of this proposal.
Proposal Two Ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.	The ratification of the appointment of Cherry Bekaert LLP requires the affirmative vote of the holders of a majority of the voting power of the shares of our common stock entitled to vote on the proposal that are present, in person via remote communications, or represented by proxy at the Annual Meeting and are voted for or against the proposal. Abstentions are not considered votes for or against this proposal, and thus, will have no effect on the outcome of this proposal. Broker non-votes will also have no effect on the outcome of this proposal.

Proposal Three

Approving the issuance of up to 200,000 shares of Class A Common Stock as an initial commitment fee and up to $200.0 million in shares of Class A Common Stock to the Yorkville Investor pursuant to the SEPA.

The approval to issue up to 200,000 shares of Class A Common Stock and up to $200.0 million in shares of Class A Common Stock to the Yorkville Investor pursuant to the SEPA requires the affirmative vote of the holders of a majority of the voting power of the shares of our common stock entitled to vote on the proposal that are present, in person via remote communication, or represented by proxy at the Annual Meeting and are voted for or against the proposal. Abstentions will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Proposal Four

Granting discretionary authority to our Board to (i) amend our Charter to effect a Reverse Stock Split of our outstanding shares of Class A Common Stock; and (ii) effect the Reverse Stock Split, if at all, within one year of the date the proposal is approved by stockholders.

Granting the Board discretionary authority to amend our Charter to conduct a Reverse Stock Split and the authority to effect the Reverse Stock Split requires the affirmative vote of the holders of a majority of the issued and outstanding shares of our common stock entitled to vote on the proposal. Abstentions will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will have the same effect as a vote “AGAINST” this proposal.

Supplement No. 2:

The “Voting Requirements” subsection of the “Proposal Three: Yorkville Investor Share Issuance” section on pages 22-23 is hereby revised in its entirety to read as follows:

Voting Requirements

The approval of Proposal Three require the affirmative vote of the holders of a majority of the voting power of the shares of our common stock entitled to vote on the proposal that are present, in person via remote communication, or represented by proxy at the Annual Meeting and are voted for or against the proposal. Abstentions will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Supplement No. 3:

The “Voting Requirements” subsection of the “Proposal Four: The Reverse Stock Split Proposal” section on pages 24 - 26 is hereby revised in its entirety to read as follows:

Voting Requirements

The approval of Proposal Four requires the affirmative vote of the holders of a majority of the issued and outstanding shares of our common stock entitled to vote on the proposal. Abstentions will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will have the same effect as a vote “AGAINST” this proposal.

Except as described in this Supplement, none of the information presented in the 2023 Proxy Statement is affected by this Supplement. This Supplement does not provide all of the information that is important to your voting decisions at the Meeting, and the 2023 Proxy Statement contains other important additional information. This should be read in conjunction with the 2023 Proxy Statement.

If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD VIRTUALLY ON JUNE 8, 2023: This Proxy Statement, the Company’s Annual Report for the fiscal year ended December 31, 2022 and the Proxy Card are available at the Company’s website https://investors.rubicon.com/financials/sec-filings/default.aspx.

This is being filed with the SEC on May 17, 2023.

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